Exhibit 99.2

JOINT FILERS

Reporting Owner Name/Address	Relationships
	Director	10% Owner	Officer	Other
BPG Holdings Group (US) Holdings Inc. 181 Bay Street, Suite 300 Toronto, Ontario, Canada M5J 2T3	X	X		Director by deputization
Brookfield Property Partners Limited 73 Front Street, 5th Floor Hamilton HM 12, Bermuda	X	X		Director by deputization
Brookfield Property Partners L.P. 73 Front Street, 5th Floor Hamilton HM 12, Bermuda	X	X		Director by deputization
Brookfield Property L.P. 73 Front Street, 5th Floor Hamilton HM 12, Bermuda	X	X		Director by deputization
Brookfield BPY Holdings Inc. 181 Bay Street, Suite 300 Toronto, Ontario, Canada M5J 2T3	X	X		Director by deputization
BPY Canada Subholdings I ULC 181 Bay Street, Suite 300 Toronto, Ontario, Canada M5J 2T3	X	X		Director by deputization
Brookfield Property Split Corp. 181 Bay Street, Suite 330 Toronto, Ontario, Canada M5J 2T3	X	X		Director by deputization
Brookfield Office Properties Inc. 181 Bay Street, Suite 330 Toronto, Ontario, Canada M5J 2T3	X	X		Director by deputization